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                                                                    EXHIBIT 99.1

                                  News Release

Media Contacts:                             Investor Contacts:
James Lubinskas                             Tania Almond
Digex                                       Digex
240.456.3401                                240.456.3800
james.lubinskas@digex.com                   tania.almond@digex.com

                Digex Announces Move to the OTC Bulletin Board(R)

LAUREL, Md., February 27, 2003 - Digex, Incorporated (OTCBB: DIGX), today announced that it has received notice from The Nasdaq Stock Market of the determination by the Nasdaq Listing Qualifications Panel that the Company's common stock will be delisted from The Nasdaq SmallCap Market effective at the opening of business Friday, February 28, 2003.

Digex's common stock will be eligible for trading on the Over-the-Counter (OTC) Bulletin Board effective with the opening of business Friday, February 28, 2003. The OTC Bulletin Board(R) (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. Information regarding the OTC Bulletin Board, including stock quotations, can be found at www.otcbb.com.
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Digex's ticker symbol will remain "DIGX" on the OTC Bulletin Board. However, some Internet quotation services add an "OB" to the end of the symbol and will use "DIGX.OB" for the purpose of providing stock quotes.

"This decision by Nasdaq does not affect our day-to-day operations and does not change our previously announced exploration of strategic alternatives," said George Kerns, Digex president and CEO.

Forward Looking Statements

Statements contained in this news release regarding expected financial results and other planned events are forward looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's annual 10-K filing, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Digex

Digex is a leading provider of managed Web and application hosting services. Digex customers, from mainstream enterprise corporations to Internet-based businesses, leverage Digex's services to deploy secure, scaleable, high performance e-Enablement, Commerce and Enterprise IT business solutions. Additional information on Digex is available at www.digex.com.
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